Exhibit 10.9

[FORM OF SHELF NOTE]

LIPPERT COMPONENTS, INC.

SENIOR NOTE

No. R-[__]
Original Principal Amount:
Original Issue Date:
Interest Rate:
Interest Payment Dates:
Final Maturity Date:
Principal Installment Dates and Amounts:
PPN:

FOR VALUE RECEIVED, the undersigned, LIPPERT COMPONENTS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Issuer”), hereby promises to pay to [___________________________], or registered assigns, the principal sum of [_______________________] DOLLARS ($[_________]) [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year, 30-day month) (a) subject to clause (b), on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) following the occurrence and during the continuance of an Event of Default, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand) on the unpaid balance of the principal, any overdue payment of interest, any overdue payment of any Yield-Maintenance Amount, at a rate per annum from time to time equal to the greater of (i) [**]% or (ii) 2% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its prime rate.

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Issuer in writing, in lawful money of the United States of America.

This Note is one of the Shelf Notes (herein called the “Notes”) issued pursuant to a Third Amended and Restated Note Purchase and Private Shelf Agreement, dated as of February 24, 2014 (as the same may from time to time be amended, amended and restated, supplemented or otherwise modified, the “Agreement”), between the Issuer and the Parent, on the one hand, and the other Persons named as parties thereto, on the other, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.

This Note is secured by, and entitled to the benefits of, the Collateral described in the Pledge Agreement. Reference is made to the Pledge Agreement for the terms and conditions governing the collateral security for the obligations of the Issuer hereunder.

Payment of the principal of, and Yield-Maintenance Amount, if any, and interest on this Note has been guaranteed by the Parent in accordance with the terms of the Agreement and by the Subsidiary Guarantors in accordance with the terms of the Subsidiary Guaranty.

This Note is a registered Note and, as provided in and subject to the terms of the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Yield-Maintenance Amount) and with the effect provided in the Agreement.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

LIPPERT COMPONENTS, INC.

By: _________________________

Name:     Joseph S. Giordano III

Title:     Vice President

** [2% over the stated coupon]